SECURITIES AND EXCHANGE COMMISSION
                                      WASHINGTON, DC  20549

                                        ________________

                                            FORM 8-K

                                         CURRENT REPORT
                               PURSUANT TO SECTION 13 OR 15(D) OF
                               THE SECURITIES EXCHANGE ACT OF 1934


                 Date of report (Date of earliest event reported)  May 25, 1995


                                       SCIOS NOVA INC.
                       (Exact Name of Registrant as Specified in Charter)



           Delaware                       0-11749            95-3701481
 (State of Other Jurisdiction           (Commission         (IRS Employer
       of Incorporation)               File Number)      Identification No.)



                     2450 Bayshore Parkway, Mountain View, California  94043
                            (Address of Principal Executive Offices)



               Registrant's telephone number, including area code 415-966-1550

Item 5.  Other Events

        On May 25, 1995, Scios Nova Inc. was served with three complaints filed in the United States District Court for the Northern District of California by three shareholders. The actions were filed against the Company and Richard Casey, its Chairman and Chief Executive Officer. The plaintiffs, who seek to represent a class of persons who purchased common stock of the Company between October 6, 1993 and May 2, 1995, assert claims against the defendants for violations of Sections 10(b) and 20(a) of the Securities and Exchange Act of 1934 in connection with Company statements regarding one of its products, AURICULIN -Registered Trademark- anaritide.

        The Company believes that it has meritorious defenses to the claims and intends to mount a vigorous defense.







        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf of the undersigned, thereunto duly authorized.

                                       SCIOS NOVA INC.


Date:  June 8, 1995                    By:  /s/ John H. Newman
                                            John H. Newman
                                            Vice President of Legal Affairs